Exhibit 99.1                                     For Further Information Contact
                                                                 Harry J. Cynkus
                                                                  (404) 888-2922


FOR IMMEDIATE RELEASE

        ROLLINS, INC. REPORTS CONTINUED IMPROVEMENT IN QUARTERLY EARNINGS


     o 18th consecutive quarter of improved earnings results

     o Net Income rose 71.8% to $23.8 million, the increase was 13.6% to $15.7 million excluding one-time gain from sale of assets

     o Income Before Income Taxes increased 85.7%, 22.8% excluding one-time gain from sale of assets o Revenue increased 12.2%, 4.8% excluding acquisition of Western

     o Earnings Per Share rose $0.21 to $0.51, $0.04 to $0.34 excluding one-time gain from sale of assets

ATLANTA,  GEORGIA,  July 28, 2004:  Rollins,  Inc.  (NYSE:ROL),  a premier North
American consumer services company, today reported net income grew 71.8% to $23.8 million or $0.51 per diluted share for the second quarter ended June 30, 2004, compared to $13.9 million or $0.30 per diluted share for the same period in 2003. Net income for the quarter included gains from the sale of assets of $8.1 million net of tax, or $0.17 per share. Revenue for the quarter grew 12.2% to $207.7 million compared to $185.1 million for the second quarter ended June 30, 2003. This increase includes $13.7 million in revenue resulting from the April 30, 2004 acquisition of Western Industries, Inc.

Net income for the first six months of 2004 climbed 53.9% to $32.5 million or $0.70 per diluted share compared to net income of $21.1 million or $0.46 per diluted share for 2003. Revenues increased to $366.4 million for the first six months of 2004 compared to $340.2 million for the prior year.

Rollins' balance sheet remains strong with total assets increasing to $410.0 million and stockholders' equity increasing to $169.6 million.

Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. stated, "Our second quarter was extremely positive, beginning with the acquisition of Western, which is already having a favorable impact on our revenue and cash flow. We were able to fund all but $15 million of the acquisition primarily from cash on hand and our strong cash flow enabled us to complete the quarter with no debt from the purchase, and with almost $22 million in cash and short-term investments."

"Additionally, in the second quarter, we experienced our strongest organic growth since the second quarter of 2000. These results were attributable to a good pest season and the successful implementation of our 2004 sales initiatives. We were further bolstered by improved customer retention resulting from our service quality initiatives."

Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly owned subsidiaries, Orkin, Inc. and Western Pest Services, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify potential acquisitions; climate and weather trends; competitive factors and pricing practices; the cost reduction benefits of the corporate restructuring may not be as great as expected or eliminated positions may have to be reinstated in the future; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.

                         ROLLINS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                 (In thousands)

                                                       2004            2003
At June 30                                          (Unaudited)     (Unaudited)
--------------------------------------------------------------------------------


ASSETS

      Cash and Short-Term Investments              $    21,865      $    64,865
      Marketable Securities                                  0                0
      Trade Receivables, Net                            62,765           54,392
      Materials and Supplies                            12,157           11,073
      Deferred Income Taxes                             21,633           19,800
      Other Current Assets                              10,441           11,037
                                                   ------------     ------------

        Current Assets                                 128,861          161,167

      Equipment and Property, Net                       45,313           34,391
      Goodwill and Other Intangible Assets             196,019          106,198
      Deferred Income Taxes                              8,860           42,278
      Prepaid Pension                                   24,964                0
      Other Assets                                       5,944                0
                                                   ------------       ----------

        Total Assets                               $   409,961      $   344,034
                                                   ============     ============

--------------------------------------------------------------------------------

LIABILITIES

      Accounts Payable                             $    14,756      $    15,912
      Accrued Insurance                                 13,050           12,668
      Accrued Payroll                                   33,313           30,354
      Unearned Revenue                                  58,511           44,848
      Other Current Liabilities                         52,010           38,360
                                                   ------------     ------------
        Current Liabilities                            171,640          142,142

      Long-Term Accrued Liabilities                     68,744           89,733
                                                   ------------     ------------
        Total Liabilities                              240,384          231,875
                                                   ------------     ------------

--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

      Common Stock                                      45,638           45,102
      Retained Earnings and Other Equity               123,939           67,057
                                                   ------------     ------------

        Total Stockholders' Equity                     169,577          112,159
                                                   ------------     ------------

        Total Liabilities and Stockholders' Equity $   409,961      $   344,034
                                                   ============     ============

                         ROLLINS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30

                      (In thousands except per share data)


                                                                        Second Quarter                   Six Months
                                                                 ---------------------------    ---------------------------
                                                                    2004           2003            2004           2003
                                                                 (Unaudited)   (Unaudited)      (Unaudited)   (Unaudited)
                                                                 ------------  -------------    ------------  -------------

    REVENUES                                                     $   207,698   $    185,105     $   366,390   $    340,227
                                                                 ------------  -------------    ------------  -------------
    COSTS AND EXPENSES

      Cost of Services Provided                                      105,442         95,558         190,799        179,484
      Depreciation and Amortization                                    5,764          5,037          10,421         10,193
      Sales, General and Administrative                               69,155         62,312         123,330        116,688
      (Gain)/Loss on Sales of Assets                                 (14,143)           (67)        (14,142)           (69)
      Interest (Income)/Expense                                          (47)           (94)           (197)          (160)
                                                                 ------------  -------------    ---------------------------
     TOTAL COSTS AND EXPENSES                                        166,171        162,746         310,211        306,136
                                                                 ------------  -------------    ------------  -------------

    INCOME BEFORE INCOME TAXES                                        41,527         22,359          56,179         34,091

    PROVISION FOR INCOME TAXES                                        17,717          8,497          23,651         12,955
                                                                 ------------  -------------    ------------  -------------
    NET INCOME                                                   $    23,810   $     13,862     $    32,528   $     21,136
                                                                 ============  =============    ============  =============

    EARNINGS PER SHARE - BASIC                                   $      0.52   $       0.31     $      0.72   $       0.47
                                                                 ============  =============    ============  =============
    EARNINGS PER SHARE - DILUTED                                 $      0.51   $       0.30     $      0.70   $       0.46
                                                                 ============  =============    ============  =============

    AVERAGE SHARES OUTSTANDING - BASIC                                45,552         45,117          45,425         45,015

    AVERAGE SHARES OUTSTANDING - DILUTED                              46,753         46,404          46,698         46,258

                                  ROLLINS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30
                                 (In thousands)
                                   (Unaudited)


                                                                                                2004              2003
                                                                                           ---------------    --------------
Operating Activities
   Net Income                                                                              $       32,528     $      21,136
   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Depreciation and Amortization                                                                 10,421            10,193
     Other Operating Activities                                                                    (7,178)            1,546
                                                                                           ---------------    --------------
   Net Cash Provided by Operating Activities                                                       35,771            32,875
                                                                                           ---------------    --------------

Investing Activities
   Purchases of Equipment and Property                                                             (3,751)           (2,332)
   Net Cash Used for Acquisition of Companies                                                    (103,155)           (1,508)
   Sale of Marketable Securities, Net                                                              21,866                 0
   Proceeds from Sale of Assets, Net of Deferred Gain                                              15,468                 0
                                                                                           ---------------    --------------
   Net Cash Used In Investing Activities                                                          (69,572)           (3,840)
                                                                                           ---------------    --------------

Financing Activities
   Dividends Paid                                                                                  (5,451)           (4,500)
   Other                                                                                            1,577             2,015
                                                                                           ---------------    --------------
   Net Cash Used in Financing Activities                                                           (3,874)           (2,485)
                                                                                           ---------------    --------------

   Net Increase in Cash and Short-Term Investments                                                (37,675)           26,550
   Cash and Short-Term Investments at Beginning of Year                                            59,540            38,315
                                                                                           ---------------    --------------
   Cash and Short-Term Investments at End of Period                                        $       21,865     $      64,865
                                                                                           ===============    ==============

                                 CONFERENCE CALL
                                  Rollins, Inc.
                                   (NYSE: ROL)

                Management will hold a conference call to discuss
                           second quarter results on:

--------------------------------------------------------------------------------
                          Wednesday, July 28, 2004 at:

                               11:00 a.m. Eastern
                               10:00 a.m. Central
                               9:00 a.m. Mountain
                                8:00 a.m. Pacific
--------------------------------------------------------------------------------
                                 TO PARTICIPATE:
                       Please dial 800-366-7449 domestic;
                           303-205-0033 international
                      at least 5 minutes before start time.

                  REPLAY: through August 4, 2004 at 11:00 p.m.
            Please dial 800-405-2236/303-590-3000, Passcode: 11003174
             THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT
                                 www.viavid.net

                                   Questions?:
              Janet Cruz at FRB/Weber Shandwick at 212-445-8453 or
                        email to jcruz@webershandwick.com



640 Fifth Avenue         T 212 445 8000
New York, NY 10019       F 212 445 8001
www.webershandwick.com

                                                   Reconciliation
      Income Before Income Taxes, Net Income and Earnings Per Share, Excluding One-Time Gain on Sale of Assets

                                                                     Second Quarter
                                                                --------------------------
                                                                    2004          2003       $B/(W)       %B/(W)
                                                                ------------------------------------------------------
Income Before Income Taxes                                      $    41,527  $    22,359  $    19,168         85.7 %

  Less:
  Gain on Sale of Assets                                             14,143           67       14,076
                                                                ------------------------------------------------------

Income Before Income Taxes, excluding Gain on Sale of Assets    $    27,384  $    22,292  $     5,092         22.8 %
                                                                ======================================================

Net Income                                                      $    23,810  $    13,862  $     9,948         71.8 %

  Less:
  Gain on Sale of Assets                                             14,143           67       14,076
  Provision for Income Taxes on Gain on Sale of Assets               (6,035)         (26)      (6,009)
                                                                ------------------------------------------------------

Net Income, Excluding Gain on Sale of Assets                    $    15,702  $    13,821  $     1,881         13.6 %
                                                                ======================================================

Earnings Per Share - Diluted                                    $      0.51  $      0.30  $      0.21         70.0 %

  Less:
  Gain on Sale of Assets                                               0.30            0         0.30
  Provision for Income Taxes on Gain on Sale of Assets                (0.13)           0        (0.13)
                                                                ------------------------------------------------------

Earnings Per Share - Diluted, Excluding Gain on Sale of Assets  $      0.34  $      0.30  $      0.04         13.3 %
                                                                ======================================================

Average Shares Outstanding - Diluted                                 46,753       46,404          349

                                 Reconciliation
                            Revenue Excluding Western


                                                                     Second Quarter
                                                                --------------------------
                                                                      2004         2003        $B/(W)        %B/(W)
                                                                ------------------------------------------------------
Total Net Revenues                                              $   207,698  $   185,105  $    22,593         12.2 %
  Less:
  Western Acquisition                                                13,747            0       13,747
                                                                ------------------------------------------------------
Revenue excluding Western                                       $   193,951  $   185,105  $     8,846          4.8 %
                                                                ======================================================